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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):   April 21, 1998
                                                 ------------------------------

                      Security Dynamics Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


        0-25120                                         04-2916506
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(Commission File Number)                   (I.R.S. Employer Identification No.)


20 Crosby Drive
Bedford, Massachusetts                                                 01730
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(Address of Principal Executive Offices)                             (Zip Code)


                                 (781) 687-7000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)










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ITEM 5.  OTHER EVENTS.

         On April 21, 1998, Security Dynamics Technologies, Inc. (the "Company") reported financial results for the first quarter of 1998. Revenue for the first quarter increased 37% to $40.2 million, from $29.3 million for the first quarter of 1997. Before non-recurring items, earnings for the quarter were $5.7 million ($0.14 per share on a diluted basis), compared to $4.9 million ($0.12 per share on a diluted basis) for the same period in 1997. The reported net income for the first quarter of 1998 was $3.0 million ($0.07 per share on a diluted basis), which included non-recurring expenses of $2.8 million ($2.7 million after taxes) from merger acquisition costs and purchased technology.

         The full text of the Company's press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)      EXHIBITS.


              Exhibit No.           Description
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                  99                Press Release



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 22, 1998                 SECURITY DYNAMICS TECHNOLOGIES, INC.
                                     ------------------------------------
                                                (Registrant)



                                     By: /s/ Marian G. O'Leary
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                                         Marian G. O'Leary
                                         Senior Vice President, Finance
                                         Chief Financial Officer and Treasurer




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                                  EXHIBIT INDEX



Exhibit No.            Description
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     99                Press Release